Exhibit 10.3

AMENDMENT OF EXECUTIVE SEVERANCE AND CHANGE IN CONTROL AGREEMENT
This Amendment of Executive Severance and Change in Control Agreement is entered into as of July 24, 2012 by and between Centene Corporation, a Delaware corporation, together with its successors and assigns permitted under this Agreement (“Company”), and __________________ (the “Executive”).
WHEREAS, the parties have previously entered into an Executive Severance and Change in Control Agreement (“Agreement”); and
WHEREAS, the parties desire to amend the Agreement in order to reflect that non-competition and non-solicitation provisions in the Agreement and in any equity awards held by the Executive, will not apply if a Change in Control of the Company occurs.
NOW THEREFORE, the parties hereto agree as follows:
1.Section 8(c)(iv) is amended to read as follows:

(iv)
Notwithstanding anything in the foregoing to the contrary, this Section 8(c), and the non-competition and non-solicitation provisions of any of the Executive's equity awards, shall not apply if a “Change in Control” (as defined in Section 1(c) above) of the Company occurs.

2.The Agreement is affirmed, ratified and continued, as amended hereby.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

Executive	CENTENE CORPORATION

By:
Its: